Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING ANNOUNCES TENDER OFFER AND CONSENT

SOLICITATION FOR SENIOR SUBORDINATED PIK NOTES DUE 2014

Irving, TX – APRIL 5, 2010 — Nexstar Broadcasting Group, Inc. (the “Company” or “Nexstar”) announced today that Nexstar Broadcasting, Inc., its wholly-owned subsidiary, has commenced a cash tender offer and consent solicitation with respect to Nexstar Broadcasting’s outstanding $42,628,179 aggregate principal amount of Senior Subordinated PIK Notes due 2014 (the “Notes”), which are issued by Nexstar Broadcasting. The tender offer and consent solicitation is being made subject to the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement and a related Letter of Instructions, each dated as of April 5, 2010, which more fully sets forth the terms and conditions of the tender offer and consent solicitation. The tender offer and consent solicitation will expire at Midnight, New York City time, on April 30, 2010, unless extended or earlier terminated by Nexstar Broadcasting (the “Expiration Time”).

Holders who validly tender (and do not validly withdraw) their Notes on or prior to the consent payment deadline of 5:00 p.m., New York City time, on April 16, 2010 (the “Consent Payment Deadline”), and whose Notes are accepted for payment, will receive total consideration equal to $1,045.00 per $1,000 principal amount of the Notes (the “Total Consideration”), plus any accrued and unpaid interest on the Notes up to, but not including, the first settlement date. The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of the Notes.

Holders who validly tender (and do not validly withdraw) their Notes after the Consent Payment Date, but on or prior to the Expiration Time, and whose Notes are accepted for payment, will receive the tender consideration equal to $1,015.00 per $1,000 principal amount of the Notes (the “Tender Consideration”), plus any accrued and unpaid interest on the Notes up to, but not including, the final settlement date. Holders of Notes who tender after the Consent Payment Deadline will not receive a consent payment.

Holders who tender Notes on or prior to the Consent Payment Deadline may withdraw such Notes at any time on or prior to the Consent Payment Deadline.

In connection with the tender offer, Nexstar Broadcasting is also soliciting consents from the holders of the Notes for certain proposed amendments that would eliminate substantially all restrictive covenants contained in the indenture governing the Notes. Adoption of the proposed amendments with respect to the Notes requires the consent of the holders of at least a majority of the outstanding principal amount of the Notes. Holders who tender their Notes will be deemed to consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their Notes in the tender offer.

The tender offer and consent solicitation are subject to customary conditions, including, among other things, a financing condition.

Provided that the conditions to the tender offer, including the financing condition that Nexstar Broadcasting receives borrowings from its concurrent proposed refinancing of its existing senior secured credit facility and senior secured second lien notes offering, have been satisfied or waived by Nexstar Broadcasting, Nexstar Broadcasting will pay for Notes purchased in the tender offer, together with accrued interest, on either the first settlement date or the final settlement date, as applicable. Nexstar Broadcasting intends to fund the purchase of the Notes with a portion of the proceeds it receives from the concurrent proposed offering of its senior secured second lien notes, with borrowings under the refinancing of its existing senior secured credit facility or cash on hand, or a combination thereof. The tender offer and consent solicitation is not an offer to participate in any way in the proposed refinancing of Nexstar Broadcasting’s existing senior secured credit facility nor an offer to sell or a solicitation of an offer to buy the senior secured second lien notes. Offers and sales of the senior secured second lien notes will only be made by means of the private offering memorandum. Holders of Notes that have been validly tendered and accepted by Nexstar Broadcasting by the Consent Payment Deadline will receive the Total Consideration and will be paid on the first settlement date, which is expected to be promptly after satisfaction of the financing condition and following the Consent Payment Deadline, provided that all other conditions to the offer have been satisfied or waived at such time. Holders of Notes that have been validly tendered and accepted by Nexstar Broadcasting after the Consent Payment Deadline, but on or prior to the Expiration Time, will receive the Tender Consideration only, and will be paid on the final settlement date, which is expected to be promptly after the date on which the Expiration Time occurs.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The tender offer and consent solicitation are only being made pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and the related Letter of Instructions. The tender offer and consent solicitation are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Nexstar Broadcasting, the dealer manager, the solicitation agent, the information agent, the depositary or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consent to the proposed amendments.

Nexstar Broadcasting has engaged Banc of America Securities LLC to act as dealer manager and solicitation agent for the tender offer and consent solicitation and Global Bondholder Services Corporation to act as information agent and depositary for the tender offer. Requests for documents may be directed to Global Bondholder Services Corporation at (866) 389-1500 (toll free) or (212) 430-3774 (collect). Questions regarding the tender offer or consent solicitation may be directed to Banc of America Securities LLC at (888) 292-0070 (toll free) or (646) 855-3401 (collect).

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 62 television stations in 34 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama, New York, Rhode Island, Utah and Florida. Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 13 million viewers or approximately 11.5% of all U.S. television households.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

Thomas E. Carter

Chief Financial Officer

Nexstar Broadcasting Group, Inc.

(972) 373-8800

Joseph Jaffoni

Jaffoni & Collins Incorporated

(212) 835-8500 or nxst@jcir.com